Exhibit 10.1

AMENDMENT TO 2020 AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO 2020 AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), made and entered into on the 15th day of July, 2024 by and between Charles & Colvard, Ltd. (the “Company”) and Don O’Connell (the “Executive”). This Amendment shall be effective as of the date the Amendment is approved by the Board of Directors of the Company (the “Amendment Effective Date”).

R E C I T A L S :

The Executive has heretofore been employed by the Company as its President and Chief Executive Officer pursuant to the terms of an Amended and Restated Employment Agreement dated June 1, 2020 (the “2020 Amended and Restated Employment Agreement”), and prior to that as its Chief Operating Officer and Senior Vice President, Supply Chain pursuant to the terms of an Employment Agreement dated May 23, 2017, as amended April 9, 2020 (the “2017 Employment Agreement”). The Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company. In recognition of the services previously rendered and to be rendered in the future to the Company, it is deemed necessary and advisable to amend the 2020 Amended and Restated Employment Agreement to reflect updated terms regarding the Executive’s base salary.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation and benefits the Company agrees herein to pay the Executive, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree that the 2020 Amended and Restated Employment Agreement shall be amended, effective as of the Amendment Effective Date, as follows:

1.            All provisions of the 2020 Amended and Restated Employment Agreement shall remain in full force and effect except to the extent such provisions are expressly modified by this Amendment. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the 2020 Amended and Restated Employment Agreement. It is the intent of the parties that the execution, delivery and performance of this Amendment shall not operate as a waiver of or consent to any past, present or future breach of any provision of the 2020 Amended and Restated Employment Agreement.

2.             Section 4(a) of the 2020 Amended and Restated Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Base Salary. Effective June 24, 2024 until otherwise determined in the Board’s discretion, Employee shall receive a base salary of Three Hundred Forty Thousand, Six Hundred Seventy-Two and 00/100 Dollars ($340,672), payable in regular and equal installments in accordance with the Company’s regular payroll schedule and practices (“Base Salary”), and subject to upward or downward adjustment as determined in the Board’s discretion, subject to the terms of Section 6(f) of this Agreement.”

3.             This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

4.             Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment to the 2020 Amended and Restated Employment Agreement as of the day and year first above written.

EXECUTIVE

/s/ Don O’Connell
Don O’Connell

CHARLES & COLVARD, LTD.

By:	/s/ Clint J. Pete
Name:	Clint J. Pete
Title:	Chief Financial Officer

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